Exhibit 16.2


Abrams and Company, P.C.                     Certified Public Accountants
                                             Suite 4 South 1
                                             One Huntington Quadrangle
                                             Melville, N.Y. 11747-4406
                                             (516) 454-9393 Tel.
                                             (516) 454-6228 Fax


December 23, 2003

Mr. William W. Burnham
Chief Executive Officer
Trudy Corporation
353 Main Avenue
Norwalk, CT 06851


Dear Mr. Burnham:

This is to confirm that the client-auditor relationship between Trudy Corporation (Commission File Number 0-16056) and Abrams and Company, P.C. has ceased.


Yours truly,

/s/ Abrams and Company, P.C.
----------------------------------
Abrams and Company, P.C.



cc:      Office of the Chief Accountant
         SECPS letter File
         Mail Stop 9-5
         Securities and Exchange Commission
         450 5th Street, N.W.
         Washington, D.C.  20549